As filed with the U.S. Securities and Exchange Commission on June 24, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Doximity, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2485512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
500 3rd St. Suite 510
San Francisco, CA 94107
(Address of Registrant’s Principal Executive Offices)

2010 Equity Incentive Plan, as amended
(Full titles of the plans)
Jeffrey Tangney
Chief Executive Officer
Doximity, Inc.
500 3rd St., Suite 510
San Francisco, CA 94107
(650) 549-4330
(Name, address and telephone number of agent for service)

Copies to:
Heidi E. Mayon Julia R. White Erica D. Kassman Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Jennifer Chaloemtiarana General Counsel Doximity, Inc. 500 3rd St., Suite 510 San Francisco, CA 94107 (650) 549-4330
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share(3)	213,852	$26.00	$5,560,152.00	$606.62
_________________
(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A common stock.
(2)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the initial public offering price per share of Class A common stock of $26.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-256584), as amended, declared effective on June 23, 2021.
(3)Represents 213,852 shares of Class A common stock and Class A common stock issuable upon the conversion of the Registrant’s Class B common stock under the Registrant’s 2010 Equity Incentive Plan, as amended, in each case issued to certain current employees and contractors upon exercise of stock option awards.

EXPLANATORY NOTE
This registration statement contains two parts, Part I and Part II. The first part of this registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock of Doximity, Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current employees and contractors of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS
Doximity, Inc.
213,852 Shares of Class A Common Stock
______________________________________________________________________________
This prospectus relates to 213,852 shares of Class A common stock, $0.001 par value per share (the “Shares”), of Doximity, Inc., which may be offered from time to time by certain stockholders that are our current employees and contractors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2010 Equity Incentive Plan, as amended (the “2010 Plan”).
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “DOCS.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1 (File No. 333-256584), as amended, declared effective on June 23, 2021, was $26.00 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.
_________________________________________________________________________
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
_________________________________________________________________________
The date of this prospectus is June 24, 2021.

TABLE OF CONTENTS
Prospectus
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
“Doximity” is our registered trademark in the United States. We have additional registered trademarks in the United States and “Doximity” and an additional registered trademark “Docnews” in certain other non-U.S. jurisdictions. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.
Unless the context otherwise requires, the terms “Doximity,” “the company,” “we,” “us” and “our” in this prospectus refer to Doximity, Inc. and its consolidated subsidiaries.

THE COMPANY
We are the leading digital platform for U.S. medical professionals, as measured by the number of U.S. physician members, with over 1.8 million medical professional members as of March 31, 2021. Our members include more than 80% of physicians across all 50 states and every medical specialty.
Our mission is to help every physician be more productive and provide better care for their patients. We are physicians-first, putting technology to work for doctors instead of the other way around. That guiding principle has enabled Doximity to become an essential and trusted professional platform for physicians. Our cloud-based platform provides our members with tools specifically built for medical professionals, enabling them to collaborate with their colleagues, securely coordinate patient care, conduct virtual patient visits, stay up-to-date with the latest medical news and research, and manage their careers. Doximity membership is free for physicians. Our revenue-generating customers, primarily pharmaceutical manufacturers and healthcare systems, have access to a suite of commercial solutions that benefit from broad physician usage.
Corporate Information
We were incorporated in Delaware in April 2010 under the name 3MD Communications, Inc. In June 2010, we changed our name to Doximity, Inc. Our principal executive offices are located at 500 3rd St., Suite 510, San Francisco, CA 94107, and our telephone number is (650) 549-4330. Our website address is www.doximity.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth in the section titled “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-256584), filed with the SEC on June 22, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•     our expectations regarding our revenue, expenses, and other operating results;
•    our future financial performance;
•    our expectations and management of future growth;
•    our ability to acquire new members and successfully retain existing members;
•    our ability to acquire new customers and successfully retain existing customers;
•    our ability to achieve or maintain our profitability;
•    future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;
•    the costs and success of our sales and marketing efforts, and our ability to promote our brand;
•    our ability to effectively manage our growth, including our ability to identify, retain, and recruit personnel, and maintain our culture;
•    our ability to comply with laws and regulations;
•    our ability to successfully defend litigation brought against us;
•    our ability to maintain, protect, and enhance our intellectual property rights and any costs associated therewith;
•    our ability to maintain data privacy and data security;
•    our ability to respond to rapid technological changes;
•    the effects of the COVID-19 pandemic or other public health crises;
•    our expectations regarding the impact of the COVID-19 pandemic and the end of the COVID-19 pandemic on our business;
•    our ability to compete effectively with existing competitors and new market entrants;
•    the growth rates of the markets in which we compete;
•    the increased expenses associated with being a public company;
•    the sufficiency of our cash and cash equivalents and marketable securities to meet our liquidity needs;
•    our ability to comply with modified or new laws and regulations applying to our business;
•    our ability to successfully identify, acquire, and integrate companies and assets;

•    our expectations regarding the time during which we will be, and the risks related to our status as, an emerging growth company under the JOBS Act;
•    developments and projections relating to our competitors and our industry, including competing solutions;
•    impact from future regulatory, judicial, and legislative changes or developments that may affect our customers’ or our business; and
•    the risks related to our Class A common stock and our dual class common stock structure.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of June 15, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder include an aggregate of 213,852 outstanding Shares acquired by certain of our current employees and contractors upon the exercise of stock options between June 22, 2020 and June 15, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options to purchase Class B common stock, $0.001 par value per share (the “Class B common stock”) that are currently exercisable or exercisable within 60 days of June 15, 2021 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our common stock before this offering on 18,334,646 shares of our Class A common stock outstanding as of June 15, 2021 and 143,483,008 shares of our Class B common stock outstanding as of June 15, 2021, which includes 76,286,618 shares of Class B common stock resulting from the conversion of all outstanding shares of our redeemable convertible preferred stock, all of which shares were outstanding as of June 15, 2021, immediately prior to the completion of our initial public offering, as if this conversion had occurred as of June 15, 2021.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
	Number	Percentage(3)	Number	Number	Percentage(3)
Selling Stockholders:
Named Selling Stockholders(4)	3,031,130	1.87%	213,852	2,817,278	1.74%
__________________
(1)Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(3)For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.
(4)Includes the following 124 named non-affiliate persons, each of whom holds at least 1,000 Shares: Aaron Franklin, Addison Amorosi, Alex Barrera, Alexandria Stajduhar, Alexis Costa, Amanda O'Kula, Amelia Erskine, Amit Phull, Amy Terrell, Andrew Bibian, Andrew Cox, Ann-Marie Cagide, April Brust, Ashley DeVivo, Ashley Robinson, Ashley Summa, Ashley Westhem, Aurelien Bottazini, Bailee Christopher, Benjamin Abrams, Beong Jeon, Blaise DiLorenzo, Boram Yoon, Bradley Espinoza, Brian King, Caitlin Haber, Callum Colvine, Carleen Cook-Bernstein, Christian Santos, Christopher Albanese, Cody Frankel, Courtney Petersen, Daniel Lammi, Daniel Novinson, Danielle Otte, David Chong, David Cooper, David Geffken, David Peters, Dennis Bielinski, Derrick Lu, Domonique Romero, Douglas Hubrich, Drew Gourlie, Dylan Murray, Elise Maier, Elizabeth Jung, Elizabeth Widman, Emily Leung, Erica Lieppman, Erin Ferguson, Glenn Kinsman, Gustavo Pelosi Ambrozio, James Devine, James Noh, Jane Kim, Jared Wilkinson, Jasdeep Saini, Jason Friedman, Jeffrey Eaton, Jennifer Glodeck, Jennifer Tully, Jeremiah Croteau, Joana Valencia, John Fagnani, John Lindeman II, John Petitto, Jordan Humphreys, Julianne Finney, Julio Monteiro, Karl Bucus, Kate Heim, Kelly Fox, Keri New, Kevin Studer, Kristen Venettone, Lauren Ford, Lauren Pelo, Lora Robinson, Marc Reynolds, Mark Brouch, Mark Leibovitz, Mark Pan, Mary Britton Manley, Matthew Lewis, Matthew Rea, Megan Askins, Melissa Strickland, Michael Fessenden, Michael Lynch, Michael Orr, Michael Weinstein, Molly Fiore, Mykola Tarchanyn, Nicholas Karpenske, Nicholas Lumley, Nicole Bailey, Nora Nguyen, Okenna Oruche, Olivia Huston, Regina Perry, Renata Caple, Ricardo Garcia Fernandez, Robb Wagoner, Rosemarie Pitsch, Ross Cramblit, Russell Gabbedy, Sean Keenan, Sean Riordan, Shan Huang, Shawn Monroe, Siavash Bonakdar, Sonysiska Atmadjaja, Stephanie C Stajduhar, Stephanie Stemmann, Tai Nguyen,

Tejas Pandey, Thomas Gambino, Tianyuan Cui, Veronica Cruz, William Andrew Nova, William Latti, Wing Yan Hung and Yi-Min Chun. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•    directly by the Selling Stockholders, or
•    through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•    fixed prices;
•    prevailing market prices at the time of sale;
•    prices related to such prevailing market prices;
•    varying prices determined at the time of sale; or
•    negotiated prices.
These sales may be effected in one or more transactions:
•    on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;
•    in the over-the-counter market;
•    in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•    any other method permitted by applicable law; or
•    through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Goodwin Procter LLP, Redwood City, California.
EXPERTS
The financial statements as of March 31, 2021 and 2020, and for each of the three years in the period ended March 31, 2021, incorporated in this Registration Statement by reference from the Company’s Registration Statement No. 333-256584 on Form S-1, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on June 22, 2021 (File No. 333-256584), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
(b)The Registrant’s prospectus to be filed on or about June 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-256584).
(c)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40508) filed with the Commission on June 15, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.doximity.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Doximity, Inc., Attention: General Counsel, 500 3rd St., Suite 510, San Francisco, CA 94107, (650) 549-4330.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the SEC by the Registrant are incorporated by reference into this Registration Statement:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on June 22, 2021 (File No. 333-256584), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
(b)The Registrant’s prospectus to be filed on or about June 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-256584).
(c)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40508) filed with the Commission on June 15, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
None.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Prior to the completion of the initial public offering, we expect to adopt an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the initial public offering, and which will contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, prior to the completion of the initial public offering, we expect to adopt amended and restated bylaws which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, prior to the completion of the initial public offering, we expect to enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are expected to be included in our amended and restated certificate of incorporation, amended restated bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-256584	3.1	June 15, 2021

4.2	Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-256584	3.2	June 15, 2021

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-256584	3.3	May 28, 2021

4.4	Amended and Restated Bylaws of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-256584	3.4	June 15, 2021

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1	333-256584	4.1	May 28, 2021

5.1	Opinion of Goodwin Procter LLP.					X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (contained on signature page hereto).					X

99.1	2010 Equity Incentive Plan, as amended, and forms of agreements thereunder.	S-1/A	333-256854	10.2	June 15, 2021
Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on June 24, 2021.

DOXIMITY, INC.

By:	/s/ Jeffrey Tangney
Jeffrey Tangney
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anna Bryson and Jennifer Chaloemtiarana, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Doximity, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Tangney	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2021
Jeffrey Tangney

/s/ Anna Bryson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2021
Anna Bryson

/s/ Regina Benjamin	Director	June 24, 2021
Regina Benjamin

/s/ Tim Cabral	Director	June 24, 2021
Tim Cabral

/s/ Gilbert Kliman	Director	June 24, 2021
Gilbert Kliman

/s/ Kevin Spain	Director	June 24, 2021
Kevin Spain

/s/ Kira Wampler	Director	June 24, 2021
Kira Wampler